EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 8, 2002, relating to the consolidated financial statements of Scios Inc., which appears in Scios Inc.’s Annual Report on Form 10-K for the year ended December 31, 2001.

/s/    PRICEWATERHOUSECOOPERS LLP

San Jose, California
September 4, 2002